EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Knology, Inc. and subsidiaries (“the Company”) of our report dated March 20, 2006, relating to the consolidated financial statements of Knology, Inc. and subsidiaries as of December 31, 2005 and 2004 and for the three years ended December 31, 2005 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

August 10, 2006